Accountants' Consent




The Board of Directors
Harbor Florida Bancshares, Inc.:


We consent to the use of our report, incorporated herein by reference, dated November 14, 1997 on the consolidated financial statements of Harbor Florida Bancorp, Inc. (predecessor to Harbor Florida Bancshares, Inc.) as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997, which is included in the Company's annual report on Form 10-K for the year ended September 30, 1997.


                                                             /s/
                                                     KPMG Peat Marwick LLP


West Palm Beach, Florida
October 20, 1998